UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 24, 2008

Autobytel Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22239	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01   Change in Registrant’s Certifying Accountant

On March 24, 2008, the Company engaged Ernst & Young LLP (“E&Y”) as its new independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2008, and to perform procedures related to the financial statements included in the Company’s quarterly reports on Form 10-Q, beginning with the quarter ending March 31, 2008. The Audit Committee of the Board of Directors of the Company participated in and approved the decision to engage E&Y. During the fiscal years ended December 31, 2006 and 2007 and the subsequent interim period preceding E&Y’s engagement, the Company has not consulted with E&Y regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

On March 24, 2008, the Company notified McGladrey & Pullen, LLP (“M&P”) that it will not be retained as the independent registered public accounting firm for the Company to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2008.

The reports issued by M&P on the Company’s financial statements for the fiscal years ended December 31, 2006 and December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the Company’s fiscal years ended December 31, 2006 and 2007, and through March 24, 2008, there were no disagreements with M&P on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to M&P’s satisfaction, would have caused M&P to make reference thereto in its report on the Company’s financial statements for such years.

During the fiscal years ended December 31, 2006 and 2007 and through March 24, 2008, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) except for the material weakness disclosed below. As of December 31, 2006, management identified and reported a material weakness in the Company’s internal control over financial reporting. The identified and reported material weakness is described below.

As of December 31, 2006, the Company did not maintain a sufficient complement of personnel with an appropriate level of accounting knowledge, experience, and training in the application of generally accepted accounting principles commensurate with the Company’s corporate accounting function. Specifically, the Company lacked an adequate number of accounting staff possessing appropriate knowledge, experience and training in the application of U.S. generally accepted accounting principles to support its Accounts Payable and General Accounting departments within the corporate accounting function. This material weakness resulted in the following as of December 31, 2006:

The Company did not maintain effective controls over its accrued liabilities account. Specifically, the Company’s controls were not adequate to ensure completeness of accrued liabilities relating to fixed assets that were received at the end of December 2006, as well as the accuracy of accrued liabilities related to the recording of prepaid expense transactions at the end of December 2006. This control deficiency resulted in audit adjustments to accrued liabilities, prepaid expenses and the fixed asset accounts within the Company’s 2006 consolidated financial statements.

To address and remediate this material weakness, during 2007 management performed an assessment of the appropriate supervisory and staffing levels, skill sets and experience of the financial staff and then implemented a complete reorganization of the accounting department, including changing personnel where necessary, adding financial analysis disciplines, addressing process improvements and systems. The result has enhanced the design and operating effectiveness of our internal controls over financial reporting. Management has concluded that the above measures have effectively remediated the material weakness that was identified as of December 31, 2006.

The Company’s Audit Committee discussed the subject matter of this material weakness with M&P and the Company authorized M&P to respond fully to the inquiries of E&Y.

The Company provided M&P with a copy of this disclosure and requested that M&P furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of M&P’s letter, dated March 25, 2008, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT

16.1	Letter from McGladrey & Pullen, LLP to the Securities and Exchange Commission dated March 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Autobytel Inc.

By:	/s/ Ariel Amir
Ariel Amir, Executive Vice President and Chief Legal and Administrative Officer

Date: March 26, 2008

INDEX OF EXHIBITS

EXHIBIT NO.	DESCRIPTION OF DOCUMENT

16.1	Letter from McGladrey & Pullen, LLP to the Securities and Exchange Commission dated March 25, 2008.